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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131289) pertaining to the Chipotle Mexican Grill, Inc.—Chipotle Executive Stock Option Plan and the Chipotle 2006 Stock Incentive Plan filed with the Securities and Exchange Commission of our report dated March 14, 2006, with respect to the consolidated financial statements of Chipotle Mexican Grill, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Denver, Colorado
March 14, 2006

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM